UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 10, 2021

ALSET EHOME INTERNATIONAL INC.
(Exact name of registrant as specified in its charter)

Delaware	001-39732	83-1079861
(State of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

4800 Montgomery Lane, Suite 210

Bethesda, Maryland 20814

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (301) 971-3940

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common stock, $0.001 par value	AEI	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [X]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 1.01. Entry into a Material Definitive Agreement.

Public Offering

On May 10, 2021, Alset EHome International Inc. (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) with Aegis Capital Corp., as the sole book-running manager and representative of the underwriters named therein (the “Underwriters”), relating to an underwritten public offering (the “Offering”) of (i) 4,700,637 common units (the “Common Units”), at a price to the public of $5.07 per Common Unit, with each Common Unit consisting of (a) one share of common stock, par value $0.001 per share (the “Common Stock”), (b) one Series A warrant (the “Series A Warrant” and collectively, the “Series A Warrants”) to purchase one share of Common Stock with an initial exercise price of $5.07 per whole share, exercisable until the fifth anniversary of the issuance date, and (c) one Series B warrant (the “Series B Warrant” and collectively, the “Series B Warrants” and together with the Series A Warrants, the “Warrants”) to purchase one-half share of Common Stock with an initial exercise price of $6.59 per whole share, exercisable until the fifth anniversary of the issuance date and (ii) 1,611,000 pre-funded units (the “Pre-funded Units”), at a price to the public of $5.06 per Pre-funded Unit, with each Pre-funded Unit consisting of (a) one pre-funded warrant (the “Pre-funded Warrant” and collectively, the “Pre-funded Warrants”) to purchase one share of Common Stock, (b) one Series A Warrant and (c) one Series B Warrant. The shares of Common Stock, the Pre-funded Warrants, and the Warrants were offered together, but the securities contained in the Common Units and the Pre-funded Units were issued separately.

The Company also granted the Underwriters a 45-day over-allotment option to purchase up to 808,363 additional shares of Common Stock and/or up to 808,363 additional Series A Warrants to purchase 808,363 shares of Common Stock, and/or up to 808,363 additional Series B warrants to purchase 404,181 shares of Common Stock. The Offering, including the partial exercise of the Underwriters’ over-allotment option to purchase 808,363 Series A Warrants and 808,363 Series B Warrants, closed on May 13, 2021.

The Company paid the Underwriters an underwriting discount equal to 6.5% of the gross proceeds of the Offering and a non-accountable expense fee equal to 1.25% of the gross proceeds of the Offering. The Company also reimbursed the Underwriters for certain of their expenses, including “roadshow”, diligence, and reasonable legal fees and disbursements, in an amount of $150,000 in the aggregate. The Company has also agreed that it will not issue or announce the issuance or proposed issuance of any Common Stock or Common Stock equivalents for a period of 120 days following the closing date, other than certain exempt issuances.

The Pre-funded Units were offered and sold to purchasers whose purchase of Common Units in the Offering would otherwise result in the purchaser, together with its affiliates and certain related parties, beneficially owning more than 4.99% (or, at the election of the purchaser, 9.99%) of the Company’s outstanding Common Stock immediately following the consummation of the Offering in lieu of Common Units that would otherwise result in the purchaser’s beneficial ownership exceeding 4.99% of the Company’s outstanding Common Stock (or, at the election of the purchaser, 9.99%). Each Pre-funded Warrant contained in a Pre-funded Unit is exercisable for one share of Common Stock at an exercise price of $0.01 per share. The Pre-funded Warrants are immediately exercisable and may be exercised at any time until all of the Pre-funded Warrants are exercised in full.

The Underwriting Agreement contains customary representations and warranties, agreements and obligations, conditions to closing and termination provisions. The Underwriting Agreement provides for indemnification by the Underwriters of the Company, its directors and certain of its executive officers, and by the Company of the Underwriters, for certain liabilities, including liabilities arising under the Securities Act of 1933, as amended, and affords certain rights of contribution with respect thereto.

The net proceeds to the Company from the Offering was approximately $29.2 million, excluding the proceeds, if any, from the exercise of the Warrants and the Pre-funded Warrants sold in the Offering, and after deducting underwriting discounts and commissions and the payment of other estimated offering expenses associated with the Offering that are payable by the Company. The Company intends to use the net proceeds of the Offering for the following purposes: (i) to fund possible acquisitions of new companies and additional properties, (ii) to fund the further development of properties, including services and infrastructure; (iii) to develop rental opportunities at properties; (iv) to exercise warrants of our subsidiaries to accomplish the items in (i) – (iii) and (v) for working capital and general corporate purposes.

A registration statement on Form S-1 relating to the Offering (File No. 333-255757) was declared effective by the Securities and Exchange Commission (the “SEC”) on May 10, 2021. The Offering is being made only by means of a prospectus and a prospectus supplement forming a part of the effective registration statement.

Warrants

The Pre-funded Warrants, Series A Warrants and Series B Warrants were issued in registered form under separate warrant agent agreements (each a “Warrant Agent Agreement”) between the Company and Direct Transfer, LLC as the warrant agent.

Each Series A Warrant entitles the registered holder to purchase one share of Common Stock at a price equal to $5.07 per share, subject to adjustment as discussed below, terminating at 5:00 p.m., New York City time, on the fifth (5th) anniversary of the date of issuance. No fractional warrants will be issued and only whole warrants are exercisable. The exercise price and number of shares of Common Stock issuable upon exercise of the Series A Warrants may be adjusted in certain circumstances, including in the event of a stock dividend, extraordinary dividend on or recapitalization, reorganization, merger or consolidation. If the Company fails to maintain a current prospectus or prospectus relating to the Common Stock issuable upon the exercise of the Series A Warrants, holders may exercise their Series A Warrants on a “cashless” basis pursuant to a formula set forth in the terms of the Series A Warrants. If at any time the closing price per share of the Common Stock shall exceed 300% of the exercise price then in effect for five consecutive trading days on each of which the daily dollar volume of the Common Stock equals or exceeds $5,000,000, the Company, at its option, may redeem the Series A Warrants, in whole or in part, at a price of $0.001 per share (subject to adjustment as provided therein).

Each Series B Warrant entitles the holder thereof to purchase one-half of a share of Common Stock at an exercise price of $6.59 per whole share, subject to adjustment as discussed below, terminating at 5:00 p.m., New York City time, on the fifth (5th) anniversary of the date of issuance. No fractional warrants will be issued and only whole warrants are exercisable. The exercise price and number of shares of Common Stock issuable upon exercise of a whole Series B Warrant may be adjusted in certain circumstances, including in the event of a stock dividend, extraordinary dividend on or recapitalization, reorganization, merger or consolidation. If the Company fails to maintain a current prospectus or prospectus relating to the Common Stock issuable upon the exercise of the Series B Warrants, holders may exercise their Series B warrants on a “cashless” basis pursuant to a formula set forth in the terms of the Series B Warrants. If at any time the closing price per share of the Common Stock shall exceed 300% of the exercise price then in effect for five consecutive trading days on each of which the daily dollar volume of the Common Stock equals or exceeds $5,000,000, the Company, at its option, may redeem the Series B Warrants, in whole or in part, at a price of $0.001 per share (subject to adjustment as provided therein).

The Pre-Funded Warrant entitles the holder thereof to purchase one share of Common Stock at an exercise price of $0.01 per share, at any time that the Pre-funded Warrant is outstanding. There is no expiration date for the Pre-funded Warrants. No fractional warrants will be issued and only whole warrants are exercisable. The exercise price and number of shares of Common Stock issuable upon exercise of the Pre-funded Warrants may be adjusted in certain circumstances, including in the event of a stock dividend, extraordinary dividend on or recapitalization, reorganization, merger or consolidation. If the Company fails to maintain a current prospectus or prospectus relating to the Common Stock issuable upon the exercise of the Pre-funded Warrants, holders may exercise their Pre-funded Warrants on a “cashless” basis pursuant to a formula set forth in the terms of the Pre-funded Warrants.

Warrant holders, subject to limited exceptions, cannot exercise their warrants to the extent that, after giving effect to such exercise, the holder (together with its affiliates) would beneficially own in excess of 4.99% (or, at the election of the purchaser, 9.99%; subject to increase at the option of the holder to 9.99% upon 61 days’ prior written notice) of the Company’s Common Stock outstanding immediately after giving effect to the exercise.

The foregoing summary of the terms of the Underwriting Agreement and the Warrant Agent Agreements (including the Pre-funded Warrants and the Warrants) are subject to, and qualified in their entirety by reference to, copies of the Underwriting Agreement and the Warrant Agent Agreements (including the Pre-funded Warrants and the Warrants) that are filed as exhibits to this Current Report on Form 8-K and are incorporated herein by reference. The representations, warranties and covenants contained in the Underwriting Agreement were made only for purposes of such agreement and, as of specific dates, were solely for the benefit of the parties to the Underwriting Agreement, and may be subject to limitations agreed upon by the contracting parties. Accordingly, the Underwriting Agreement is incorporated herein by reference only to provide investors with information regarding the terms of the Underwriting Agreement, and not to provide investors with any other factual information regarding the Company or its business, and should be read in conjunction with the disclosures in the Company’s periodic reports and other filings with the SEC.

Item 8.01. Other Events.

On May 10, 2021, the Company issued a press release announcing the pricing of the Offering. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference. On May 13, 2021, the Company issued a press release announcing the closing of the Offering. A copy of the press release is attached as Exhibit 99.2 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit	Description
1.1	Underwriting Agreement, dated as of May 10, 2021, by and between Alset EHome International Inc. and Aegis Capital Corp., as representative of the underwriters named therein
4.1	Pre-funded Warrant Agent Agreement (including the terms of the Pre-funded Warrant)
4.2	Series A Warrant Agent Agreement (including the terms of the Series A Warrant)
4.3	Series B Warrant Agent Agreement (including the terms of the Series B Warrant)
99.1	Press Release, dated May 10, 2021
99.2	Press Release, dated May 13, 2021

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALSET EHOME INTERNATIONAL INC.

Date: May 13, 2021	By:	/s/ Rongguo Wei
	Name:	Rongguo Wei
	Title:	Co-Chief Financial Officer